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                                                                    Exhibit 10.1

                          LIGHT SCIENCES ONCOLOGY, INC.

                           2005 EQUITY INCENTIVE PLAN

                               SECTION 1. PURPOSE

The purpose of the Light Sciences Oncology, Inc. 2005 Equity Incentive Plan, which is an amendment and restatement of the Light Sciences Oncology, Inc. 2005 Stock Plan, is to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its Related Companies by providing them the opportunity to acquire a proprietary interest in the Company and to link their interests and efforts to the long-term interests of the Company's shareholders.

                             SECTION 2. DEFINITIONS

     Certain terms used in the Plan have the meanings set forth in Appendix A.

                            SECTION 3. ADMINISTRATION

3.1 ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Board or the Compensation Committee, which shall be composed of two or more directors, each of whom is a "non-employee director" within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission. Notwithstanding the foregoing, the Board may delegate responsibility for administering the Plan with respect to designated classes of Eligible Persons to different committees consisting of two or more members of the Board, subject to such limitations as the Board deems appropriate, except with respect to Awards to Participants who are subject to Section 16 of the Exchange Act. Members of any committee shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board may authorize one or more senior executive officers of the Company to grant Awards to designated classes of Eligible Persons, within limits specifically prescribed by the Board; provided, however, that no such officer shall have or obtain authority to grant Awards to himself or herself or to any person subject to Section 16 of the Exchange Act. All references in the Plan to the "Plan Administrator" shall be, as applicable, to the Board or any committee or senior executive officer to whom the Board has delegated authority to administer the Plan.

3.2 ADMINISTRATION AND INTERPRETATION BY PLAN ADMINISTRATOR

(a) Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have full power and exclusive authority, to the extent permitted by applicable law and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board or a committee comprised of

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members of the Board to (i) select the Eligible Persons to whom Awards may from time to time be granted under the Plan; (ii) determine the type or types of Award to be granted to each Participant under the Plan; (iii) determine the number of shares of Common Stock to be covered by each Award granted under the Plan; (iv) determine the terms and conditions of any Award granted under the Plan; (v) approve the forms of notice or agreement for use under the Plan; (vi) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property or canceled or suspended; (vii) determine whether, to what extent and under what circumstances cash, shares of Common Stock, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant; (viii) interpret and administer the Plan and any instrument evidencing an Award or notice or agreement entered into under the Plan; (ix) establish such rules and regulations as it shall deem appropriate for the proper administration of the Plan; (x) delegate ministerial duties to such of the Company's employees as it so determines; and (xi) make any other determination and take any other action that the Plan Administrator deems necessary or desirable for administration of the Plan.

(b) The effect on the vesting of an Award of a Company-approved leave of absence or a Participant's working less than full-time shall be determined by the Company's chief human resources officer or other person performing that function or, with respect to directors or executive officers, by the Compensation Committee, whose determination shall be final.

(c) The Plan Administrator shall have the right, without shareholder approval, to (i) cancel or amend outstanding Options or Stock Appreciation Rights for the purpose of repricing, replacing or regranting such Options or Stock Appreciation Rights with Options or Stock Appreciation Rights that have a purchase or grant price that is less than the purchase or grant price for the original Options or Stock Appreciation Rights or (ii) issue an Option or amend an outstanding Option to provide for the grant or issuance of a new Option on exercise of the original Option.

(d) Decisions of the Plan Administrator shall be final, conclusive and binding on all persons, including the Company, any Participant, any shareholder and any Eligible Person. A majority of the members of the Plan Administrator may determine its actions.

                      SECTION 4. SHARES SUBJECT TO THE PLAN

4.1 AUTHORIZED NUMBER OF SHARES

Subject to adjustment from time to time as provided in Section 14.1, the number of shares of Common Stock available for issuance under the Plan shall be:


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(a) 3,732,000 shares; plus

(b) an annual increase to be added as of the first day of the Company's fiscal year beginning in 2007 equal to the least of (i) 1,500,000 shares, (ii) 4% of the outstanding shares of Common Stock as the end of the Company's immediately preceding fiscal year, (iii) any lesser number of shares determined by the Board, or (iv) a number of shares that, when added to the sum of (x) the number of shares subject to outstanding Awards as of the end of the Company's immediately preceding fiscal year (other than Stock Awards not subject to vesting or forfeiture conditions) and (y) the number of shares that could be made subject to outstanding Awards as of the end of the Company's immediately preceding fiscal year, does not exceed 20% of the outstanding shares of Common Stock on a fully diluted basis as of the end of the Company's immediately preceding fiscal year.

Shares issued under the Plan shall be drawn from authorized and unissued shares.

4.2 SHARE USAGE

(a) Shares of Common Stock covered by an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant. If any Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of Common Stock are issued under the Plan to a Participant and thereafter are forfeited to or otherwise reacquired by the Company, the shares subject to such Awards and the forfeited or reacquired shares shall again be available for issuance under the Plan. Any shares of Common Stock (i) tendered by a Participant or retained by the Company as full or partial payment to the Company for the purchase price of an Award or to satisfy tax withholding obligations in connection with an Award or (ii) covered by an Award that is settled in cash or in a manner such that some or all of the shares covered by the Award are not issued, shall be available for Awards under the Plan. The number of shares of Common Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional shares of Common Stock subject or paid with respect to an Award.

(b) The Plan Administrator shall also, without limitation, have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

(c) Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Substitute Awards under the Plan. In the event that a written agreement between the Company and an Acquired Entity pursuant to which a merger or consolidation is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

(d) Notwithstanding the foregoing, the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall be typically amount in (a) above and 4 times the number in (b) shares, subject to adjustment as provided in Section 14.1.


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                             SECTION 5. ELIGIBILITY

An Award may be granted to any employee, officer or director of the Company or a Related Company whom the Plan Administrator from time to time selects. An Award may also be granted to any consultant, agent, advisor or independent contractor for bona fide services rendered to the Company or any Related Company that (a) are not in connection with the offer and sale of the Company's securities in a capital-raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company's securities.

                               SECTION 6. AWARDS

6.1 FORM, GRANT AND SETTLEMENT OF AWARDS

The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Such Awards may be granted either alone, in addition to, or in tandem with, any other type of Award. Any Award settlement may be subject to such conditions, restrictions and contingencies as the Plan Administrator shall determine.

6.2 EVIDENCE OF AWARDS

Awards granted under the Plan shall be evidenced by a written, including an electronic, agreement that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan.

6.3 DEFERRALS

The Plan Administrator may permit or require a Participant to defer receipt of the payment of any Award. If any such deferral election is permitted or required, the Plan Administrator, in its sole discretion, shall establish rules and procedures for such payment deferrals, which may include the grant of additional Awards or provisions for the payment or crediting of interest or dividend equivalents, including converting such credits to deferred stock unit equivalents. The value of any payment so deferred shall be allocated to a deferred account established for a Participant under any deferred compensation plan of the Company designated by the Plan Administrator. Notwithstanding the foregoing, any deferral made under this Section 6.3 shall satisfy the requirements for exemption under Section 409A of the Code or satisfy the requirements of Section 409A determined by the Plan Administrator prior to such deferral.

6.4 DIVIDENDS AND DISTRIBUTIONS

Participants may, if the Plan Administrator so determines, be credited with dividends paid with respect to shares underlying an Award in a manner determined by the Plan Administrator in its sole discretion. The Plan Administrator may apply any restrictions to the dividends or dividend equivalents that the Plan Administrator deems appropriate. The Plan Administrator, in its sole discretion, may determine the form of payment of dividends or


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dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Stock Units. Notwithstanding the foregoing, the right to any dividends declared and paid on the number of shares underlying an Option or Stock Appreciation Right must be set forth as a separate arrangement in compliance with the requirements of Section 409A of the Code, if applicable.

                               SECTION 7. OPTIONS

7.1 GRANT OF OPTIONS

The Plan Administrator may grant Options designated as Incentive Stock Options or Nonqualified Stock Options.

7.2 OPTION EXERCISE PRICE

The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date, except in the case of Substitute Awards.

7.3 TERM OF OPTIONS

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option (the "OPTION TERM") shall be as established for that Option by the Plan Administrator or, if not so established, shall be ten years from the Grant Date. For Incentive Stock Options, the Option Term shall be as specified in Section 8.4.

7.4 EXERCISE OF OPTIONS

The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall vest and become exercisable according to the following schedule, which may be waived or modified by the Plan Administrator at any time:

  PERIOD OF PARTICIPANT'S CONTINUOUS
    EMPLOYMENT OR SERVICE WITH THE
COMPANY OR ITS RELATED COMPANIES FROM    PORTION OF TOTAL OPTION THAT IS VESTED
    THE VESTING COMMENCEMENT DATE                    AND EXERCISABLE
-------------------------------------    --------------------------------------
After 1 year                            1/4

Each additional one-month period of     An additional 1/48th of the total Option
continuous service completed
thereafter

After 4 years                           100%


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To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery to the Company or a brokerage firm designated or approved by the Company of a properly executed stock option exercise agreement or notice, in a form and in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement or notice, if any, and such representations and agreements as may be required by the Plan Administrator, accompanied by payment in full as described in Sections 7.5 and
12. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Plan Administrator.

7.5 PAYMENT OF EXERCISE PRICE

The exercise price for shares purchased under an Option shall be paid in full to the Company or a brokerage firm designated or approved by the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Plan Administrator for that purchase, which forms may include:

(a) cash;

(b) check or wire transfer;

(c) tendering (either actually or, if and as so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock already owned by the Participant, which on the day prior to the exercise date have a Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option (such shares must have been owned by the Participant for at least six months or any shorter period necessary to avoid adverse accounting consequences to the Company);

(d) if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, and to the extent permitted by law, delivery of a properly executed exercise agreement or notice, together with irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the aggregate amount of proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board; or

(e) such other consideration as the Plan Administrator may permit.

In addition, to assist a Participant (other than, to the extent prohibited by law, a Participant who is an executive officer of the Company or a member of the Board) in acquiring shares of Common Stock pursuant to an Award granted under the Plan, the Plan Administrator, in its sole discretion, may authorize, either at the Grant Date or at any time before the acquisition of Common Stock pursuant to the Award, (i) the payment by a Participant of the purchase


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price of the Common Stock by a promissory note or (ii) the guarantee by the
Company of a loan obtained by the Participant from a third party. Such notes or loans must be full recourse to the extent necessary to avoid charges to the Company's earnings for financial reporting purposes. Subject to the foregoing, the Plan Administrator shall in its sole discretion specify the terms of any loans or loan guarantees, including the interest rate and terms of and security for repayment.

7.6 EFFECT OF TERMINATION OF SERVICE

The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time:

(a) Any portion of an Option that is not vested and exercisable on the date of a Participant's Termination of Service shall expire on such date.

(b) Any portion of an Option that is vested and exercisable on the date of a Participant's Termination of Service shall expire on the earliest to occur of

     (i) if the Participant's Termination of Service occurs for reasons other than Cause, Retirement, Disability or death, the date that is three months after such Termination of Service;

     (ii) if the Participant's Termination of Service occurs by reason of Retirement, Disability or death, the one-year anniversary of such Termination of Service; and

     (iii) the last day of the Option Term (the "OPTION EXPIRATION DATE").

Notwithstanding the foregoing, if a Participant dies after the Participant's Termination of Service but while an Option is otherwise exercisable, the portion of the Option that is vested and exercisable on the date of such Termination of Service shall expire upon the earlier to occur of (y) the Option Expiration Date and (z) the one-year anniversary of the date of death, unless the Plan Administrator determines otherwise.

Also notwithstanding the foregoing, in case a Participant's Termination of Service occurs for Cause, all Options granted to the Participant shall automatically expire upon first notification to the Participant of such termination, unless the Plan Administrator determines otherwise. If a Participant's employment or service relationship with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant's rights under any Option shall likewise be suspended during the period of investigation. If any facts that would constitute termination for Cause are discovered after a Participant's Termination of Service, any Option then held by the Participant may be immediately terminated by the Plan Administrator, in its sole discretion.


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(c) A Participant's change in status from an employee to a nonemployee director, consultant, advisor or independent contractor or a change in status from a nonemployee director, consultant, advisor or independent contractor to an employee, shall not be considered a Termination of Service for purposes of this
Section 7.6.

                  SECTION 8. INCENTIVE STOCK OPTION LIMITATIONS

Notwithstanding any other provisions of the Plan, the terms and conditions of any Incentive Stock Options shall in addition comply in all respects with
Section 422 of the Code, or any successor provision, and any applicable regulations thereunder, including, to the extent required thereunder, the following:

8.1 DOLLAR LIMITATION

To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which a Participant's Incentive Stock Options become exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company and its parent and subsidiary corporations) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2 ELIGIBLE EMPLOYEES

Individuals who are not employees of the Company or one of its parent or subsidiary corporations may not be granted Incentive Stock Options.

8.3 EXERCISE PRICE

The exercise price of an Incentive Stock Option shall be at least 100% of the Fair Market Value of the Common Stock on the Grant Date, and in the case of an Incentive Stock Option granted to a Participant who owns more than 10% of the total combined voting power of all classes of the stock of the Company or of its parent or subsidiary corporations (a "TEN PERCENT SHAREHOLDER"), shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date. The determination of more than 10% ownership shall be made in accordance with
Section 422 of the Code.

8.4 OPTION TERM

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the Option Term of an Incentive Stock Option shall not exceed ten years, and in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, shall not exceed five years.


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8.5 EXERCISABILITY

An Option designated as an Incentive Stock Option shall cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (if permitted by the terms of the Option) (a) more than three months after the date of a Participant's Termination of Service if termination was for reasons other than death or Disability, (b) more than one year after the date of a Participant's Termination of Service if termination was by reason of Disability, or (c) after the Participant has been on leave of absence for more than 90 days, unless the Participant's reemployment rights are guaranteed by statute or contract.

8.6 TAXATION OF INCENTIVE STOCK OPTIONS

In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares acquired upon the exercise of an Incentive Stock Option for two years after the Grant Date and one year after the date of exercise.

A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Participant shall give the Company prompt notice of any disposition of shares acquired on the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

8.7 CODE DEFINITIONS

For the purposes of this Section 8, "disability," "parent corporation" and "subsidiary corporation" shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

8.8 PROMISSORY NOTES

The amount of any promissory note delivered pursuant to Section 7.5 in connection with an Incentive Stock Option shall bear interest at a rate specified by the Plan Administrator, but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes.

                      SECTION 9. STOCK APPRECIATION RIGHTS

9.1 GRANT OF STOCK APPRECIATION RIGHTS

The Plan Administrator may grant Stock Appreciation Rights to Participants at any time on such terms and conditions as the Plan Administrator shall determine in its sole discretion. An SAR may be granted in tandem with an Option or alone ("FREESTANDING"). The grant price of a tandem SAR shall be equal to the exercise price of the related Option. The grant price of a freestanding SAR shall be equal to the Fair Market Value of the Common Stock on the Grant Date, except for Substitute Awards. An SAR may be exercised upon such terms and conditions and for the term as the Plan Administrator determines in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the


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Plan and the instrument evidencing the SAR, the term of a freestanding SAR shall be as established for that SAR by the Plan Administrator or, if not so established, shall be ten years, and in the case of a tandem SAR, (a) the term shall not exceed the term of the related Option and (b) the tandem SAR may be exercised for all or part of the shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable.

9.2 PAYMENT OF SAR AMOUNT

Upon the exercise of an SAR, a Participant shall be entitled to receive payment in an amount determined by multiplying: (a) the difference between the Fair Market Value of the Common Stock for the date of exercise over the grant price of the SAR by (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Plan Administrator as set forth in the instrument evidencing the Award, the payment upon exercise of an SAR may be in cash, in shares, in some combination thereof or in any other manner approved by the Plan Administrator in its sole discretion.

9.3 POST-TERMINATION EXERCISE

The Plan Administrator shall establish and set forth in each instrument that evidences a freestanding SAR whether the SAR shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Plan Administrator at any time.

           SECTION 10. STOCK AWARDS, RESTRICTED STOCK AND STOCK UNITS

10.1 GRANT OF STOCK AWARDS, RESTRICTED STOCK AND STOCK UNITS

The Plan Administrator may grant Stock Awards, Restricted Stock and Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any, which may be based on continuous service with the Company or a Related Company or the achievement of any performance goals, as the Plan Administrator shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.

10.2 VESTING OF RESTRICTED STOCK AND STOCK UNITS

Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Stock Units, or upon a Participant's release from any terms, conditions and restrictions of Restricted Stock or Stock Units, as determined by the Plan Administrator, and subject to the provisions of Section 12, (a) the shares of Restricted Stock covered by each Award of Restricted Stock shall become freely transferable by the Participant, and (b) Stock Units shall be paid in shares of Common Stock or, if set forth in the instrument evidencing the Awards, in cash or a combination of cash and shares of Common Stock. Any fractional shares subject to such Awards shall be paid to the Participant in cash.


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

10.3 WAIVER OF RESTRICTIONS

Notwithstanding any other provisions of the Plan, the Plan Administrator, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock or Stock Unit under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate.

                  SECTION 11. OTHER STOCK OR CASH-BASED AWARDS

Subject to the terms of the Plan and such other terms and conditions as the Plan Administrator deems appropriate, the Plan Administrator may grant other incentives payable in cash or in shares of Common Stock under the Plan as it determines.

                             SECTION 12. WITHHOLDING

The Company may require a Participant to pay to the Company the amount of (a) any taxes that the Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award ("TAX WITHHOLDING OBLIGATIONS") and (b) any amounts due from the Participant to the Company or to any Related Company ("OTHER OBLIGATIONS"). The Company shall not be required to issue any shares of Common Stock or otherwise settle an Award under the Plan until such tax withholding obligations and other obligations are satisfied.

The Plan Administrator may permit or require a Participant to satisfy all or part of the Participant's tax withholding obligations and other obligations by
(a) paying cash to the Company, (b) having the Company withhold an amount from any cash amounts otherwise due or to become due from the Company to the Participant, (c) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested in the case of Restricted Stock) having a Fair Market Value equal to the tax withholding obligations and other obligations, or (d) surrendering a number of shares of Common Stock the Participant already owns having a value equal to the tax withholding obligations and other obligations. The value of the shares so withheld may not exceed the employer's minimum required tax withholding rate, and the value of the shares so tendered may not exceed such rate to the extent the Participant has owned the tendered shares for less than six months if such limitation is necessary to avoid adverse accounting consequences to the Company.

                           SECTION 13. ASSIGNABILITY

No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by a Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent the Participant designates one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant's death. During a Participant's lifetime, an Award may be exercised only by the Participant. Notwithstanding the foregoing


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and to the extent permitted by Section 422 of the Code, the Plan Administrator,
in its sole discretion, may permit a Participant to assign or transfer an Award, subject to such terms and conditions as the Plan Administrator shall specify.

                             SECTION 14. ADJUSTMENTS

14.1 ADJUSTMENT OF SHARES

In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, a statutory share exchange, distribution to shareholders other than a normal cash dividend, or other change in the Company's corporate or capital structure results in (a) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or any other company or
(b) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, then the Plan Administrator shall make proportional adjustments in (i) the maximum number and kind of securities available for issuance under the Plan; (ii) the maximum number and kind of securities issuable as Incentive Stock Options as set forth in Section 4.2(d); (iii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor; and (iv) the number and kind of securities automatically granted pursuant to a formula program established under the Plan. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding.

Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards. Also notwithstanding the foregoing, a dissolution or liquidation of the Company or a Company Transaction shall not be governed by this Section 14.1 but shall be governed by Sections 14.2 and 14.3, respectively.

14.2 DISSOLUTION OR LIQUIDATION

To the extent not previously exercised or settled, and unless otherwise determined by the Plan Administrator in its sole discretion, Options, Stock Appreciation Rights and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a vesting condition, forfeiture provision or repurchase right applicable to an Award has not been waived by the Plan Administrator, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.


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14.3 COMPANY TRANSACTION

     14.3.1 EFFECT OF A COMPANY TRANSACTION

(a) Notwithstanding any other provision of the Plan to the contrary, unless the Plan Administrator shall determine otherwise at the time of grant with respect to a particular Award or unless provided otherwise in a written employment, services or other agreement between the Participant and the Company or a Related Company, in the event of a Company Transaction that is not a Related Party Transaction, all outstanding Awards shall become fully and immediately exercisable or payable, and all applicable deferral and restriction limitations or forfeiture provisions shall lapse, immediately prior to the Company Transaction, and then terminate upon effectiveness of the Company Transaction, unless such Awards are assumed or substituted for by the Successor Company. Notwithstanding the foregoing, with respect to outstanding Options or Stock Appreciation Rights, the Plan Administrator, in its sole discretion, may instead provide that such Awards shall terminate upon consummation of such Company Transaction and that each such Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (a) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options or SARs (either to the extent then vested and exercisable or whether or not then vested and exercisable, as determined by the Plan Administrator in its sole discretion) exceeds (b) the respective aggregate exercise price for such Options or grant price for such SARs. If and to the extent the Successor Company assumes or substitutes outstanding Awards, the forfeiture provisions applicable to Restricted Stock shall not lapse, and all such restrictions shall continue with respect to any shares of the Successor Company or other consideration that may be issued in exchange or in substitution for such Restricted Stock.

(b) Unless the Plan Administrator determines otherwise at the time of grant with respect to a particular Award or unless provided otherwise in a written employment, services or other agreement between the Participant and the Company or a Related Company, if a Successor Company assumes or substitutes outstanding Awards in a Company Transaction that is not a Related Party Transaction, outstanding Options shall automatically become fully vested and exercisable, and all applicable deferral and restriction limitations or forfeiture provisions applicable to outstanding Awards shall lapse, immediately prior to a Participant's Termination of Service without Cause in connection with a Company Transaction or within one year after a Company Transaction.

     14.3.2 ASSUMPTION OR SUBSTITUTION

For the purposes of this Section 14.3, an Award shall be considered assumed or substituted for if following the Company Transaction an option or right confers the right to purchase or receive, for each Common Share subject to the Award immediately prior to the Company Transaction, the consideration (whether stock, cash, or other securities or property) received in the Company Transaction by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Company Transaction is not solely common stock of the Successor Company, the Plan Administrator may, with the consent of the Successor Company, provide for the consideration to be received upon the exercise of the Option, for each share of Common Stock subject thereto, to be solely common stock of the Successor Company substantially equal in fair market value to the per share consideration received by holders of Common Stock in the Company Transaction. The determination of such substantial equality of value of consideration shall be made by the Plan Administrator and its determination shall be conclusive and binding.

14.4 FURTHER ADJUSTMENT OF AWARDS

Subject to Sections 14.2 and 14.3, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, a statutory share exchange, reorganization, liquidation, dissolution or change in control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Plan Administrator may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change in control that is the reason for such action.

14.5 NO LIMITATIONS

The grant of Awards shall in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

14.6 FRACTIONAL SHARES

In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

                           SECTION 15. MARKET STANDOFF

In the event of an underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company's initial public offering, no person may sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose of or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any shares issued pursuant to an Award granted under the Plan without the prior written consent of the Company or its underwriters. Such limitations shall be in effect for such period of time as may be requested by the Company or such underwriters; provided, however, that in no event shall such period exceed (i) one hundred eighty (180) days following the effective date of the registration statement for such initial public offering or (ii) such longer period requested by the underwriters as is necessary to comply with regulatory restrictions on the publication of research reports (including, but not limited to, NYSE Rule 472 or NASD Conduct Rule 2711). The limitations of this Section 15 shall in all events terminate two years after the effective date of the Company's initial public offering.

In the event of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Company's outstanding Common Stock effected as a class without the Company's receipt of consideration, any new, substituted or additional securities distributed with respect to the purchased shares shall be immediately subject to the provisions of this Section 15, to the same extent the purchased shares are at such time covered by such provisions.

In order to enforce the limitations of this Section 15, the Company may impose stop-transfer instructions with respect to the purchased shares until the end of the applicable standoff period.

                      SECTION 16. AMENDMENT AND TERMINATION

16.1 AMENDMENT, SUSPENSION OR TERMINATION

The Board may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, shareholder approval shall be required for any amendment to the Plan. Subject to Section 16.3, the Board may amend the terms of any outstanding Award, prospectively or retroactively.

16.2 TERM OF THE PLAN

Unless sooner terminated as provided herein, the Plan shall terminate ten years from the Effective Date. After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan's terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten years after the later of (a) the adoption of the Plan by the Board and
(b) the adoption by the Board of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code.

16.3 CONSENT OF PARTICIPANT

The amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant's consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a "modification" that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 14 shall not be subject to these restrictions.

                               SECTION 17. GENERAL

17.1 NO INDIVIDUAL RIGHTS

No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.

Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant's employment or other relationship at any time, with or without cause.

17.2 ISSUANCE OF SHARES

Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company's counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal, state and foreign securities laws. The Company may also require such other action or agreement from a Participant as may from time to time be necessary to comply with applicable securities laws.

To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

17.3 INDEMNIFICATION

Each person who is or shall have been a member of the Board, or a committee appointed by the Board or an officer of the Company to whom authority was delegated in accordance with Section 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company's approval, or paid by such person in satisfaction of any judgment in any such claim, action, suit or proceeding against such person; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person's own behalf. Notwithstanding the prior sentence, the indemnification provisions of this Section 17.3 shall not apply if such loss, cost, liability or expense is a result of such person's own willful misconduct.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company's articles of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify or hold harmless.

17.4 NO RIGHTS AS A SHAREHOLDER

Unless otherwise provided by the Plan Administrator or in the instrument evidencing the Award or in a written employment, services or other agreement, no Option, Stock Appreciation Right or Stock Unit shall entitle the Participant to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

17.5 COMPLIANCE WITH LAWS AND REGULATIONS

In interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an "incentive stock option" within the meaning of Section 422 of the Code.

To the extent that the Plan Administrator determines that any Award granted under this Plan is subject to Section 409A of the Code, the agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A. Notwithstanding any provision of this Plan to the contrary, in the event that the Plan Administrator determines that any Award may be subject to Section 409A, the Plan Administrator may adopt such amendments to this Plan and the applicable agreement evidencing the Award or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Plan Administrator determines are necessary or appropriate to
(a) exempt the Award from Section 409A or (b) comply with the requirements of
Section 409A.

17.6 PARTICIPANTS IN OTHER COUNTRIES OR JURISDICTIONS

Without amending the Plan, the Plan Administrator may grant Awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in the Plan, which may, in the judgement of the Plan Administrator, be necessary or desirable to foster and promote achievement of the purposes of the Plan and shall have the authority to adopt such modifications, procedures, subplans and the like as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions in which the Company or any Related Company may operate or have employees to ensure the viability of the benefits from Awards granted to Participants employed in such countries or jurisdictions, meet the requirements that permit the Plan to operate in a qualified or tax efficient manner, comply with applicable foreign laws or regulations and meet the objectives of the Plan.

17.7 NO TRUST OR FUND

The Plan is intended to constitute an "unfunded" plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

17.8 SUCCESSORS

All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

17.9 SEVERABILITY

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator's determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

17.10 CHOICE OF LAW AND VENUE

The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Washington without giving effect to principles of conflicts of law. Participants irrevocably consent to the nonexclusive jurisdiction and venue of the state and federal courts located in the State of Washington.

17.11 LEGAL REQUIREMENTS

The granting of Awards and the issuance of shares of Common Stock under the Plan is subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

                           SECTION 18. EFFECTIVE DATE

The effective date of the Plan (the "EFFECTIVE DATE") is the date of effectiveness of the initial registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act. If the shareholders of the Company do not approve the Plan within 12 months after the Board's adoption of the Plan, any Incentive Stock Options granted under the Plan will be treated as Nonqualified Stock Options.

                                   APPENDIX A

"ACQUIRED ENTITY" means any entity acquired by the Company or a Related Company or with which the Company or a Related Company merges or combines.

"ACQUISITION PRICE" means the fair market value of the securities, cash or other property, or any combination thereof, receivable upon consummation of a Company Transaction in respect of a share of Common Stock.

"AWARD" means any Option, Stock Appreciation Right, Stock Award, Restricted Stock, Stock Unit or cash-based award or other incentive payable in cash or in shares of Common Stock, as may be designated by the Plan Administrator from time to time.

"BOARD" means the Board of Directors of the Company.

"CAUSE," unless otherwise defined in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means dishonesty, fraud, serious or willful misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conduct prohibited by law (except minor violations), in each case as determined by the Company's chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Board, whose determination shall be conclusive and binding.

"CODE" means the Internal Revenue Code of 1986, as amended from time to time.

"COMMON STOCK" means the common stock, par value $0.001 per share, of the Company.

"COMPANY" means Light Sciences Oncology, Inc., a Washington corporation.

"COMPANY TRANSACTION," unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means consummation of:

(a) a merger or consolidation of the Company with or into any other company or other entity;

(b) a statutory share exchange pursuant to which the Company's outstanding shares are acquired or a sale in one transaction or a series of transactions undertaken with a common purpose of all of the Company's outstanding voting securities; or

(c) a sale, lease, exchange or other transfer in one transaction or a series of related transactions undertaken with a common purpose of all or substantially all of the Company's assets.

Where a series of transactions undertaken with a common purpose is deemed to be a Company Transaction, the date of such Company Transaction shall be the date on which the last of such transactions is consummated.

"COMPENSATION COMMITTEE" means the compensation committee as designated by the Board, which is authorized to administer the Plan, as described in Section 3 hereof.

"DISABILITY," unless otherwise defined by the Plan Administrator or in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable to perform his or her material duties for the Company or a Related Company and to be engaged in any substantial gainful activity, in each case as determined by the Company's chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Compensation Committee, each of whose determination shall be conclusive and binding.

"EFFECTIVE DATE" has the meaning set forth in Section 18.

"ELIGIBLE PERSON" means any person eligible to receive an Award as set forth in
Section 5.

"EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

"FAIR MARKET VALUE" means the per share fair market value of the Common Stock as established in good faith by the Plan Administrator or, if the Common Stock is publicly traded, the closing price for the Common Stock on any given date during regular trading, or if not trading on that date, such price on the last preceding date on which the Common Stock was traded, unless determined otherwise by the Plan Administrator using such methods or procedures as it may establish.

"GRANT DATE" means the later of (a) the date on which the Plan Administrator completes the corporate action authorizing the grant of an Award or such later date specified by the Plan Administrator or (b) the date on which all conditions precedent to an Award have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

"INCENTIVE STOCK OPTION" means an Option granted with the intention that it qualify as an "incentive stock option" as that term is defined for purposes of
Section 422 of the Code or any successor provision.

"NONQUALIFIED STOCK OPTION" means an Option other than an Incentive Stock
Option.

"OPTION" means a right to purchase Common Stock granted under Section 7.

"OPTION EXPIRATION DATE" has the meaning set forth in Section 7.6.


                                       R-B

"OPTION TERM" means the maximum term of an Option as set forth in Section 7.3.

"PARTICIPANT" means any Eligible Person to whom an Award is granted.

"PLAN" means the Light Sciences Oncology, Inc. 2005 Equity Incentive Plan.

"PLAN ADMINISTRATOR" has the meaning set forth in Section 3.1.

"RELATED COMPANY" means any entity that, directly or indirectly, is in control of, is controlled by or is under common control with the Company.

"RELATED PARTY TRANSACTION" means (a) a merger or consolidation of the Company, or a statutory share exchange pursuant to which the Company's outstanding shares are acquired, in which the holders of the outstanding voting securities of the Company immediately prior to the merger or consolidation hold at least a majority of the outstanding voting securities of the Successor Company immediately after the merger, consolidation or statutory share exchange; (b) a sale, lease, exchange or other transfer of all or substantially all of the Company's assets to a majority-owned subsidiary company; or (c) a transaction undertaken for the principal purpose of restructuring the capital of the Company, including, but not limited to, reincorporating the Company in a different jurisdiction, converting the Company to a limited liability company or creating a holding company.

"RESTRICTED STOCK" means an Award of shares of Common Stock granted under
Section 10, the rights of ownership of which are subject to restrictions prescribed by the Plan Administrator.

"RETIREMENT," unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means "retirement" as defined for purposes of the Plan by the Plan Administrator or the Company's chief human resources officer or other person performing that function or, if not so defined, means Termination of Service on or after the date the Participant reaches "normal retirement age," as that term is defined in Section 411(a)(8) of the Code.

"SECTION 409A" means Section 409A of the Code, including any proposed and final regulations and other guidance issued thereunder by the Department of the Treasury and/or the Internal Revenue Service.

"SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

"STOCK APPRECIATION RIGHT" or "SAR" means a right granted under Section 9.1 to receive the excess of the Fair Market Value of a specified number of shares of Common Stock over the grant price.


                                       R-B

"STOCK AWARD" means an Award of shares of Common Stock granted under Section 10, the rights of ownership of which are not subject to restrictions prescribed by the Plan Administrator.

"STOCK UNIT" means an Award denominated in units of Common Stock granted under
Section 10.

"SUBSTITUTE AWARDS" means Awards granted or shares of Common Stock issued by the Company in substitution or exchange for awards previously granted by an Acquired Entity.

"SUCCESSOR COMPANY" means the surviving company, the successor company, the acquiring company or its parent, as applicable, in connection with a Company Transaction.

"TERMINATION OF SERVICE" means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death, Disability or Retirement. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Company's chief human resources officer or other person performing that function or, with respect to directors and executive officers, by the Compensation Committee, whose determination shall be conclusive and binding. Transfer of a Participant's employment or service relationship between the Company and any Related Company shall not be considered a Termination of Service for purposes of an Award. Unless the Plan Administrator determines otherwise, a Termination of Service shall be deemed to occur if the Participant's employment or service relationship is with an entity that has ceased to be a Related Company.

"VESTING COMMENCEMENT DATE" means the Grant Date or such other date selected by the Plan Administrator as the date from which an Award begins to vest.


                                       R-B